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                                  EXHIBIT 10.78

         REAL ESTATE LEASE, DATED MARCH 3, 2000 BETWEEN NEUROMAG OY AND INSTRUMENTARIUM AND AN ENGLISH LANGUAGE SUMMARY OF SUCH LEASE.


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                                                          EXHIBIT 10.78

          ENGLISH SUMMARY OF REAL ESTATE LEASE BETWEEN NEUROMAG OY AND
                                INSTRUMENTARIUM

LANDLORD:  Instrumentarium Corp.
LESSEE: Neuromag Oy
AREA: 1,173 square meters (12,750 square feet) and 9 parking slots in the basement.
LEASE LOCATION: Elimaenkatu 22-24, Helsinki, Finland, on three floors.
RENT: 88,786.50 Finnish Markka per month plus 22% Value Added Tax per calendar year 2001. The rent is increased once per calendar year based on consumer price index change in Finland. The lessor informs the lessee of the increase before the end of August each year and the new rent is valid for the next calendar year. Rent includes heating and electricity.
TERM: The lease extends until December 31, 2005, subject to earlier termination. There are no provisions to extend the term. December 31, 2003 in the earliest date upon which the lease can be terminated by the lessor of the lessee subject to 24 months prior notice. Only six months prior notice is required to terminate the lease regarding the parking slots. If the lessor does not agree to the early termination of the lease by the lessor and neither the lessor of the lessee can find another company to lease the space, then the lessee must pay the rent through December 31, 2005. The lessor has the right to sublease all or a portion of the space.
RELOCATION: If the landlord requests the lessee to move to another space or area, the landlord will cover the cost of the move.

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                         LIIKEHUONEISTON VUOKRASOPIMUS


1. VUOKRAUSKOHDE

     Talla sopimuksella vuokrataan 1 paivasta kesakuuta 2000 alkaen - 1.kkrs:n varastotilat ja 1.10.2000 alkaen 1.krs:n tuotanto-/varasto- ja 6.krs:n toimistotilat osoitteessa Elimaenkatu 22, 00510 HELSINKI, oheisten piirrosten mukaiset tilat kaytettavaksi toimisto- ja tuotanto- ja varastotiloina seka Elimaenkatu 22 autohallista yhdeksan (9) autopaikkaa no:t 116 (B), 192 (C), 230 (C), 234 (C), 312 (B), 347 (C), 348 (B), 355
     (C) ja 420 (B).

     Vuokratilojen pinta-alat ovat yhteensa noin 1.173 m(2), liite 1.

2. VUOKRANANTAJA

     INSTRUMENTARIUM Oyj                          (Kmro 12.570)
     Kuortaneenkatu 2
     PL 100
     00031 INSTRUMENTARIUM
     puh. 010 394 11, telefax 010 394 3527

     Vuokra maksetaan tilille
     MERITA-PANKKI/KOP 157130-13368
     POSTIPANKKI 800019-62598

3. VUOKRALAINEN
     NEUROMAG Oy                                  (Kmro 449.989)
     Elimaenkatu 22
     00510 HELSINKI
     puh. 010 394 11, telefax 010 394 4501

4. VUOKRAN SUURUUS

     Vuokran maara(2) on 103.718,30 MARKKAA KUUKAUDESSA (toimistovuokra 65.728 mk/kk [832 m(2) x 79 mk/m(2)] + tuotantotilan vuokra 4.615 mk/kk
     [71 m(2) x 65 mk/m(2)] + varastotila/korkea 3.872 mk/kk [88 m(2) x 44 mk/m(2)] + varastotila/matala 6.370 mk/kk [182 m(2) x 35 mk/m(2)] + autopaikat 4.430 mk [B-paikat 4 x 520 mk ja C-paikat 5 x 470 mk] + ALV 18.703,30 mk/kk).
     Tilavuokra sisaltaa osuuden ruokalan tila- ja kiinteisiin kustannuksiin seka sahkon. Sahkon osuus tilavuokrassa on toimisto- ja tuotantotilojen osalta 2 mk/m(2)/kk ja varaston osalta 1 mk/m(2)/kk. Mikali sahkokustannus todetaan poikkeavan olennaisesti em. perusteella maaritetysta, tarkistetaan sahkoveloitus vastaaman todellisia kustannuksia. Henkilostoravintolan kayttooikeus on sisallytetty tilavuokraan toimisto- ja tuotantotilojen osalta 2 mk/m(2)/kk, jolla katetaan henkilostoravintolan tila, yms. kustannukset.

     Arvonlisaveron maara lasketaan kayttaen kulloinkin voimassa olevaa arvonlisaveroprosenttia. Sopimuksen allekirjoitushetkella arvonlisavero on 22 prosenttia.
     Mikali vuokraustoiminnalle maarataan valtiovallan toimesta jokin muu vero tai maksu, voidaan se lisata sopimuksen mukaiseen vuokraan.

     Edella mainitun kuukausivuokran lisaksi vuokralainen kustantaa mita "Kiinteistojen huolto-, yllapitoja korjauskulujen kohdistuksen periaate", lomakkeessa (liite 2) on vuokralaisen maksettavaksi osoitettu.

     Lammityskustannukset sisaltyvat vuokraan.

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5. VUOKRANANTAJAN VELVOLLISUUDET

     Vuokranantaja vastaa siita, etta huoneisto luovetetaan siina kunnossa, jossa se oli huoneistoa esiteltaessa ja mita taman sopimuksen kohdassa 8.6 on sovittu.

6. VUOKRALAISEN VELVOLLISUUDET

     Vuokrailaisen on suoritettava vuokra ja slihen liittyvat maksut kuukausittain etukateen viimeistaan kunkin kuukauden 3. paivana. Vuokranmaksun mahdollisesti viivastyessa suoritetaan maksamattomalla maaralle voimassa olevan korkolain mukaista korkoa erapaivasta maksupaivaan saakka.
     Vuokranantaja on oikeuttettu purkamaan sopimuksen. jos vuokralainen on jattanyt vuokran eraantymispaivana suorittamatta eika huomautuksista huolimatta maksua toimita.
     Vuokralainen saa kustannuksellaan sijoitaa taloyhtion hyvaksymat edustavat kilvet huoneistojen ja portaiden sisaankaynneille.
     Vuokralaisen velvollisuudesta ilmoittaa vuokranantajalle huoneistoa kohdanneesta vahingosta seka vuokralaisen vahingonkorvausvelvollisuudesta on saadetty huoneenvuokralain 15, 16 ja 63 Section: ssa.
     Vuokralainen on velvollinen viivytyksetta myontamaan vuokranantajalle paasyn huoneistoon milloin se on tarpeen sellaisia korjauksia varten, joiden suorittamista ei voida vahingotta siirtaa tuonnemmaksi.
     Huoneistoon mahdollisesti liittyvista piha- ja liikennealueiden hoidosta ja puhtaanapidosta vastaa vuokranantaja.

7. VUOKRASOPIMUKSEN IRTISANOMINEN

     Osapuolet ovat sopineet, etta vuokrasopimuksen ensimmainen irtisanomispaiva on joulukuun vlimeinen paiva 2003, minka jalkeen irtisanomispaiva on kunkin kuun viimeinen paiva.

     Molemminpuoliseksi irtisanomisajaksi on sovittu kaksikymmentanelja (24) kuukaurta ja irtisanomispaivaksi kunkin kuun viimeinen paiva. Poikkeuksena irtisanomisaikaan on autopaikat, joiden irtisanomisaika on kuusi (6) kuukautta.

     Vuokrasuhde paarttyy irtisanomisajan kuluttua, mikali vuokrasopimus on irtisanottu kirjallisesti ylla sovittuna irtisanomispaivana.

8. ERITYSIA MAARAYKSIA

     Edella olevan lisaksi osapuolet ovat sopineet seuraavaa:

     1. Vuokralaisella on oikeus siirtaa tama vuokrasopimus vuokranantajan kirjallisesti hyvaksymalle kolmannelle taholle.

     2. Vuokralainen ei ole oikeutettu vuokran alennukseen silta ajalta, jonka vuokranantaja tarvitsee saattaakseen huoneiston kuntoon mahdollisen vahingon sattuessa tai teettaakseen kiinteistossa tai huoneistossa kunnossapitotoita.

     3.   Vuokra sidotaan elinkustannusindeksiin (1951: 10=100) seuraavasti:
          Perusindeksina on heinakuun 1999 pisteluku seka tarkistusindeksina aina seuraavien samannimisten kuukausien pisteluku.
          Mikali elinkustannusindeksia ei voida soveltaa tai sen laskeminen lopetetaan, sidotaan vuokra kuluttajahintaindeksiin (1995 = 100) tai vastaavaan indeksiin kayttaen perusindeksina edella mainitun kuukauden indeksia ja nuodattaen soveltuvin osin vuokrantarkistuksen laskennassa edella mainittuja periaatteita. Vuokranantaja ilmoittaa vuokran muutoksesta kirjallisesti vuokralaiselle kunkin vuoden elokuun loppuun mennessa ja taten tarkistettua vuokraa maksetaan seuraavan vuoden tammikuun alusta alkaen.
          Autopaikoituksen vuokra maaraytyy vuosittain Instrumentarium Oyj:n sisaisen hinnoittelun mukaan.

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     4.   Vuokralaisella on oikeus - neuvoteltuaan etukateen vuokranantajan kanssa - suorittaa kustannuksellaan huoneistossa pienehkoja toimintansa kannalta tarpeellisia muutostoita. Tarvittavat viranomaisten luvat ja tarkastukset seka niiden aiheuttamat toimenpiteet hoitaa vuokralainen kustannuksellaan. Mikali vuokranantaja joutuu tekemaan viranomaisten maarayksesta vuokralaisen toiminnasta johtuvasta syysta muutostoita, sitoutuu vuokralainen maksamaan ko. muutoksesta johtuvat kulut joko lisavuokrana leasingperiaatteella tasaerin jaljella olevana vuokrakautena tai kertamaksuna tyon tultua tehdyksi.
          Vuokralainen sitoutuu purkamaan kustannuksellaan tekemansa muutokset vuokrakauden paatyttya vuokranantajan edellyttamassa laajuudessa. Jos kiinteita kalusteita irrotetaan, on ne sailytettava kiinteistossa ja ne on asennettava takaisin vuokrakauden paatyttya vuokranantajan niin vaatiessa. Vuokralaisen on asennettava koneensa ja tehtava mahdolliset rakenteensa niin, etta niista ei aiheudu melu-, haju- eika muitakaan haittoja kiinteistossa.

     5. Tama vuokrasopimus korvaa 16.4.1999 ja 9.11.1999 allekirjoitetut vuokrasopimukset liitteineen sen jalkeen, kun uudet vuokrakaudet ovat alkaneet.

     6. Huoneistossa tehdaan ennen vuokrakauden alkua tarvittaessa siistimiskorjauksia, kuten nk. latexpesu. sovitun suunnitelman mukaan. Muutostyokustannukset maksaa vuokralainen.

     7. Jos vuokralainen joutuu muuttamaan vuokrakaudella vuokranantajan aloitteesta, vuokranataja maksaa muuttokulut.


     Muutoin noudaretaan huoneenvuokralain maarayksia.


     Tata sopimusta, jota sitondumme noudattamaan, on tehty kaksi yhtapitavaa kappaletta, yksi kummallekin sopijapuolelle.


     Helsingissa 3 paivana maaliskuuta 2000


     INSTRUMENTARIUM OYJ                          NEUROMAG OY


     /s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
     ----------------------------                 ---------------------------
     Vuokranantaja                                Vuokralainen

LIITTEET 1. Pohjakuvat pinta-aloineen
         2. Vastuunjakotaulukko

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     [LETTERHEAD]                                                      [LOGO]

Kunteistoosasto A.Reponen/ai           Palvays Date
                                                17.8.2000

NEUROMAG Oy
Elimaenkatu 22

00510 HELSINKI

Viite Reference


VUOKRASOPIMUS ELIMAENKATU 22, HELSINKI/ALLEKIRJOITETTU 3.3.2000


          Vuokrasopimuksemme mukaan on tilavuokraksenne sovittu 80.585 markkaa kuukaudessa ja autopaikkavuokraksi 4.430 markkaa kuukaudessa ilman arvonlisaveroa. Tilavuokraa on sovittu tarkistettavaksi vuosittain elinkustannusindeksin muutosten mukaisesti siten, etta perusindeksina on heinakuun 1999 elinkustannusindeksin pisteluku ja tarkistusindeksina aina seuraavien samannimisten kuukausien pisteluku ja autopaikkavuokra tarkistetaan Instrumentarium Oyj:n sisaisten vuokrahintojen mukaan.

          Heinakuun 1999 elinkustannusindeksin pisteluku oli 1452 ja heinakuun 2000 vastaava pisteluku on 1505 eli pisteluku on vuoden aikana noussut 3,65%. Sopimuksemme mukaan uusi vuokranne on 1.1.2001 ALKAEN 108.319,50 MARKKAA KUUKAUDESSA (tilavuokra 83.526,48 mk/kk + autopaikat 5.260 mk/kk + 22% ALV 19.533,02 mk/kk).


          Asiaa hoitaa yhtiomme puolesta isannoitsija Aki Niiranen, puh. 010 394 3525



          Kunnioittavasti
          INSTRUMENTARIUM Oyj


          /s/ Anneli Lehto
          ------------------
          psta Anneli Lehto